UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2011
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Enstar Group Limited (“Enstar”) is amending the Current Report on Form 8-K that it filed on April 21, 2011 (the “Original Filing”) to add information regarding the Purchasers’ (as defined in the Original Filing) designee to its Board of Directors. No other changes are being made to the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the First Closing (as defined in the Original Filing) held April 20, 2011, Enstar appointed Sumit Rajpal to its Board of Directors, effective May 16, 2011. Mr. Rajpal joined Goldman, Sachs & Co. in 2000 and became a managing director in 2007. He serves as a director on the boards of several other private and public companies and has extensive experience as an investor and director in the global insurance and reinsurance industries. The Board of Directors has determined that Mr. Rajpal is independent as defined by Nasdaq Marketplace Rule 5605(a)(2).
     As described in Item 1.01 of the Original Filing and hereby incorporated by reference, the Purchasers have the right under the Investment Agreement (as defined in the Original Filing) to designate one representative to Enstar’s Board of Directors following the First Closing; Mr. Rajpal is their designee. The Board of Directors has not yet determined whether Mr. Rajpal will serve on any committees of the board.
     Mr. Rajpal will receive as compensation the director fees payable to non-employee directors, which include the $15,000 quarterly retainer fee, the $3,500 fee for each Board meeting attended other than a telephone meeting and the $1,000 fee for each telephone Board meeting. In addition, Mr. Rajpal will be eligible to participate in Enstar’s Deferred Compensation and Ordinary Share Plan for Non-Employee Directors, which is described in Item 11 of Amendment No. 1 to Enstar’s Annual Report on Form 10-K for the year ended December 31, 2010 (filed with the SEC on May 2, 2011) (the “Amended 10-K”) under the headings, “Executive Compensation — Director Compensation.”
     It is anticipated that Mr. Rajpal will enter into an indemnification agreement with Enstar upon the effectiveness of his appointment, which is expected to include substantially similar terms as the indemnification agreements executed with each of Enstar’s other current directors. These terms are described in Item 13 of the Amended 10-K under the headings, “Certain Relationships and Related Transactions, and Director Independence — Indemnification of Directors and Officers; Directors Indemnity Agreements.”
     As stated above, Mr. Rajpal serves as a managing director of Goldman, Sachs & Co., affiliates of which entered into the Investment Agreement with Enstar to purchase the securities described in the Original Filing. Mr. Rajpal has no direct or indirect material interest in the transactions contemplated under the Investment Agreement.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED
Date: May 5, 2011	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer